UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

FUELSTREAM, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2510

SportsNuts, Inc.
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

    On March 10, 2010, Fuelstream, Inc. (the “Company”) agreed to lease, with an unconditional obligation to purchase, certain assets of MRInternational Trading, Inc., a New York corporation (“MRIT”), a company engaged in the transportation and distribution of fuel and related products in the Caribbean.  The assets consisted of two fuel barges and two tug boats, delivery of which is staggered throughout the term of the agreement.  In exchange for the use and control of these assets, the Company is obligated to pay a fee of ten percent of the net revenues associated with the operation of the vessels for an 18 month period, and is further obligated to make installment payments to MRIT in the aggregate amount of $1,200,000 in respect of the acquisition of the assets over a 12 month period from the date of closing.

Item 5.02 Election of Directors; Appointment of Certain Officers

    On May 10, 2010, the Company expanded its board of directors and the board appointed Mark D. Klok as a member of the board and as its Chairman.  Additionally, on May 10, 2010, the Board also appointed Mr. Klok as the Company’s Chief Executive Officer.  A summary of Mr. Klok’s background and experience are as follows:

Mark Klok.   Mr. Klok, age 34, serves as the Company’s Chief Executive Officer and Chairman of the Board of Directors.  Since March 2009, he has served as CEO and a director of Nymet Holdings, Inc., a metals trading and recycling company based in New York.  Since November 2009, he has also served as Chairman, CEO and Secretary of Alto Group Holdings, a mining and exploration company that trades on the OTC Bulletin Board and files reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934.  Mr. Klok has over a decade of experience in a variety of mining exploration projects in both base metals and precious metals. He is versed in all aspects of exploration and mining having had a successful career in the exploration and development of gold and other minerals in Africa, Mexico, Columbia, Peru, and projects in North and South America. Mr. Klok has served in a consulting capacity and as an officer and director of numerous public and private companies.  Mr. Klok is not an officer or director of any other organization which files reports pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

Item 5.06 Change in Shell Company Status

    On May 10, 2010, the Company entered into a material definitive agreement with MRIT as described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.

    The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:

    10.1 Lease Purchase Agreement between the Registrant and MRInternational Trading, Inc.*

*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

By:  /s/ Mark Klok
Date:  May 12, 2010                                                                           _____________________________________________
Mark Klok
Chief Executive Officer